Exhibit 99.1

Investor Update - Impact of New Accounting Standards

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes a preview of the prior year impacts for the new revenue recognition accounting standard and retirement benefits accounting standard that became applicable for the Company beginning January 1, 2018. We have elected to apply the new standards using a full retrospective transition, which will require us to restate prior period financial information. For a more complete discussion of the new accounting standards, and their impacts on our accounting policies, see our 2017 Form 10-K which filed on February 15, 2018.

As we have elected to apply the new accounting standards using a full retrospective transition method, we are providing a preview of the impacts to certain key metrics, including passenger revenue per available seat mile (PRASM), revenue per available seat mile (RASM) and costs per available seat mile excluding fuel and special charges (CASMex).

2016(a)
	PRASM			RASM			CASMex
	As Reported	As Recast	% Change	As Reported	As Recast	% Change	As Reported	As Recast	% Change
Q1 2016	10.84¢	11.66¢	7.6	12.88¢	12.86¢	(0.2)	8.51¢	8.59¢	0.9
Q2 2016	11.42¢	12.35¢	8.1	13.51¢	13.54¢	0.2	7.78¢	7.87¢	1.2
Q3 2016	11.79¢	12.75¢	8.1	13.97¢	13.96¢	(0.1)	8.20¢	8.30¢	1.2
Q4 2016	11.29¢	12.13¢	7.4	13.36¢	13.31¢	(0.4)	8.45¢	8.51¢	0.7
Full Year 2016	11.34¢	12.23¢	7.8	13.44¢	13.43¢	(0.1)	8.23¢	8.31¢	1.0

2017(a)
	PRASM			RASM			CASMex
	As Reported	As Recast	% Change	As Reported	As Recast	% Change	As Reported	As Recast	% Change
Q1 2017	10.31¢	11.13¢	8.0	12.15¢	12.09¢	(0.5)	8.37¢	8.40¢	0.4
Q2 2017	11.57¢	12.47¢	7.8	13.46¢	13.46¢	—	7.94¢	7.99¢	0.6
Q3 2017	11.29¢	12.12¢	7.4	13.12¢	13.05¢	(0.5)	7.98¢	8.00¢	0.3
Q4 2017	10.71¢	11.30¢	5.5	12.34¢	12.20¢	(1.1)	8.64¢	8.67¢	0.3
Full Year 2017	10.98¢	11.77¢	7.2	12.78¢	12.71¢	(0.5)	8.23¢	8.26¢	0.4
(a) Actual as reported and as recast financial data reported in 2016 excludes Virgin America information prior to December 14, 2016 acquisition.